UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2008, StockerYale, Inc. (the “Company”) received notice from the Nasdaq Stock Market that it is not in compliance with Nasdaq Marketplace Rule 4450(a)(3) because the Company’s stockholders’ equity of $9,499,000 reported on the Company’s annual report on Form 10-KSB for the year ended December 31, 2007 did not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq Global Market as set forth in Nasdaq Marketplace Rule 4450(a)(3).

The Company has until April 18, 2008 to provide the Nasdaq Stock Market with a specific plan to achieve and sustain compliance with all Nasdaq Global Market listing requirements, including the minimum stockholders’ equity standard. On April 9, 2008, the Company announced that it intends to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market, which would resolve the Company’s stockholders’ equity deficiency. The Company expects to submit a transfer application to the Nasdaq Stock Market by April 18, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: April 9, 2008

	By:	/s/ Mark Blodgett
Mark Blodgett
Chief Executive Officer